UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On April 26, 2017, GrowGeneration Corp. (the “Company”) published a press release regarding a commercial lease it entered into to rent certain 8,000 square foot premises located in San Bernardino, California to open its thirteenth store.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this item and Exhibit 99.1 attached herewith shall be deemed furnished and not filed.

Section 8 – Other Events

Item 8.01. Other Events.

On April 25, 2017, the Company entered into a commercial lease through its wholly-owned subsidiary, GrowGeneration California Corp., to rent certain premises located in San Bernardino, California, to be effective from May 1, 2017 to May 1, 2020. This premises will be used by the Company to open a new store as part of the Company’s expansion plan.

A copy of the lease is filed herewith as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 26, 2017
99.2	Commercial Lease, dated April 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer

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